     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              INFOCURE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                            58-2271614
(State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)        Identification Number)


                          1765 THE EXCHANGE, SUITE 450
                             ATLANTA, GEORGIA 30339
                                 (770) 221-9990

    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                             ---------------------

                   INDIVIDUAL NON-PLAN STOCK OPTION AGREEMENT

                           (Full title of the Plans)

              JAMES A. COCHRAN                                   COPY TO:
           CHIEF FINANCIAL OFFICER                          JOHN J. KELLEY III
            INFOCURE CORPORATION                              KING & SPALDING
        1765 THE EXCHANGE, SUITE 450                    191 PEACHTREE STREET, N.E.
           ATLANTA, GEORGIA 30339                         ATLANTA, GEORGIA 30303
               (770) 221-9990                                 (404) 572-4600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED             PROPOSED
                                          AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
       TITLE OF SECURITIES                TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
         TO BE REGISTERED               REGISTERED           PER SHARE         OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
  share...........................   23,864 shares(1)       $0.67465(2)          $16,099.85              $4.25
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Represents shares reserved for issuance by Registrant in connection with an individual non-plan stock option agreement.
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the price at which the options may be exercised.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to the holder of the option to acquire the shares of common stock of InfoCure Corporation, the issuance of which is being registered by this registration statement, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to
Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

     All share and per share information included in this Registration Statement reflects a 2-for-1 stock split in the form of a stock dividend paid by InfoCure on August 19, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been previously filed by InfoCure with the Commission and are incorporated herein by reference into this Registration Statement as of their respective dates:

          (a) InfoCure's Annual Report on Form 10-K/A for InfoCure's fiscal year ended December 31, 1999;

          (b) InfoCure's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

          (c) The financial statements of The Healthcare Systems Division of The Reynolds and Reynolds Company included in InfoCure's Prospectus filed pursuant to Rule 424(b)(4) on April 22, 1999 which constitutes part of the Registration Statement on Form S-3 (No. 333-71109); and

          (d) InfoCure's Registration Statement on Form 8-A (with respect to the description of InfoCure's Common Stock), as filed with the Commission on January 28, 1999.

     All documents filed by InfoCure pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock covered by this Registration Statement were passed upon for InfoCure by King & Spalding.

     The consolidated financial statements of InfoCure Corporation and its subsidiaries incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods as set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of The Healthcare Systems Division of The Reynolds and Reynolds Company as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996 incorporated by reference in this prospectus from InfoCure Corporation's Registration Statement on Form S-3 (with respect to a public offering of 3,759,000 common shares), effective April 21, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, have been so incorporated and in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Datamedic Holding Corp. and subsidiaries as of March 31, 1999 and 1998, and for each of the years in the three-year period ended March 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     InfoCure's bylaws provide that InfoCure shall, to the full extent permitted by Section 145, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of InfoCure. InfoCure shall pay the expenses (including attorneys' fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by InfoCure only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

     In addition, InfoCure's certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

EXHIBIT
  NO.          DESCRIPTION
-------        -----------
  4.1     --   Certificate of Incorporation of InfoCure Corporation with
               all amendments thereto (incorporated by reference to Exhibit
               3.1 to InfoCure's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
  4.2     --   Second Amended and Restated Bylaws of InfoCure Corporation
               (incorporated by reference to Exhibit 3.2 to InfoCure's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1999).
  5.1     --   Opinion of King & Spalding as to the legality of the
               securities being registered.
 23.1     --   Consent of BDO Seidman, LLP
 23.2     --   Consent of Deloitte & Touche LLP
 23.3     --   Consent of KPMG LLP
 23.4     --   Consent of King & Spalding (included in Exhibit 5.1)
 24.1     --   Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 21st day of June, 2000.

                                          INFOCURE CORPORATION

                                          By:      /s/ JAMES A. COCHRAN
                                             -----------------------------------
                                                      James A. Cochran
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick L. Fine and James A. Cochran, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 21, 2000.

                   SIGNATURE                                         TITLE
                   ---------                                         -----

             /s/ FREDERICK L. FINE                  President, Chief Executive Officer and
------------------------------------------------          Director (Principal Executive
               Frederick L. Fine                                    Officer)

               /s/ JAMES K. PRICE                   Executive Vice President, Secretary and
------------------------------------------------                    Director
                 James K. Price

             /s/ RICHARD E. PERLMAN                    Chairman, Treasurer and Director
------------------------------------------------
               Richard E. Perlman

              /s/ JAMES A. COCHRAN                   Senior Vice President -- Finance and
------------------------------------------------       Chief Financial Officer (Principal
                James A. Cochran                         Financial Officer and Principal
                                                               Accounting Officer)

                   SIGNATURE                                         TITLE
                   ---------                                         -----
                                                                   Director
------------------------------------------------
                James D. Elliot

                                                                   Director
------------------------------------------------
                Raymond H. Welsh